                                                                 EXHIBIT 99.2(g)

                                    FORM OF
                                    -------
                           INVESTMENT MANAGEMENT AND
                           -------------------------
                                ADMINISTRATION
                                 ---------------
                                   AGREEMENT
                                   ---------

                                    Between

                         CONSECO STRATEGIC INCOME FUND
                                      and

                       CONSECO CAPITAL MANAGEMENT, INC.


     THIS INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT is entered into as of this ______ day of July, 1998, by and between Conseco Strategic Income Fund (the "Fund"), a Massachusetts business trust, and Conseco Capital Management, Inc. ("CCM"), an Indiana corporation (the "Parties").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company; and

     WHEREAS, CCM is registered as an investment adviser under the Investment Advisers Act of 1940; and

     WHEREAS, the Fund desires to retain CCM to render investment advice, furnish portfolio management services, and provide administrative services to the Fund, and CCM is willing to provide said services pursuant to the terms and conditions set forth herein, directly or through other entities;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties mutually agree as follows:

     1.  Employment; Duties of CCM.  (a) The Fund hereby employs CCM as
         -------------------------
investment manager and administrator of the Fund. CCM hereby accepts such employment and agrees to provide the services set forth herein in return for the compensation under Paragraph 7.

         (b) Subject to the supervision and direction of the Fund's Board of Trustees (the "Trustees"), CCM shall provide a continuous investment program for the Fund and shall, as part of its duties hereunder, (i) furnish investment research and management with respect to the investment of the assets of the Fund; (ii) determine from time to time securities or other investments to be purchased, sold, retained or lent by the Fund; and (iii) maintain all books and records with respect to portfolio transactions of the Fund.

         (c) Subject to the supervision and direction of the Trustees, CCM shall supervise the Fund's business and affairs and shall provide the services required for the effective administration of the Fund to the extent not otherwise provided by employees, agents or contractors of the Fund. These services shall include:

           (i) furnishing, without cost to the Fund, such office space, equipment, facilities and personnel as needed in connection with the Fund's operations; (ii) supervising the preparation and filing of all documents required for compliance by the Fund with the federal and state securities laws;
(iii) monitoring and reporting on compliance by the Fund with its investment policies and restrictions; (iv) furnishing clerical and bookkeeping services as needed by the Fund in connection with its operation (including establishing appropriate expense accruals, maintaining expense files and coordinating payment of invoices); (v) maintaining such books and records required by the 1940 Act not otherwise required to be maintained by another agent of the Fund; (vi) assisting in the preparation and distribution of annual and other reports to shareholders of the Fund; (vii) supervising the preparation and filing of any federal, state and local income tax returns; (viii) preparing for meetings of the Trustees and shareholders; (ix) permitting its directors, officers and employees to serve, without compensation from the Fund, as Trustees or officers of the Fund; (x) overseeing the determination and publication of the Fund's net asset value per share in accordance with the Fund's policies, and (xi) overseeing relations with, and the performance of, agents engaged by the Fund, such as its transfer agent, accounting services agent, custodian, independent accountants and legal counsel. Nothing contained herein shall be deemed to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Fund.

         (d) CCM will place orders for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, CCM will attempt to obtain the best net results in terms of price and execution. Consistent with this obligation, CCM may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers that provide brokerage and research services. CCM may pay such brokers and dealers a higher commission than may be charged by other brokers and dealers if CCM determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided. This determination may be viewed in terms either of the particular transaction or of the overall responsibility of CCM to the Fund and its other clients.

         (e) The administrative services provided hereunder will exclude (i) portfolio custodial services provided by the Fund's custodian; (ii) transfer agency services provided by the Fund's transfer agent, and (iii) accounting services provided by the Fund's accounting services agent.

         (f) CCM shall carry out its duties under this Agreement in accordance with the Fund's stated investment objectives, policies, and restrictions, the 1940 Act and other applicable laws and regulations, and such other guidelines as the Trustees may reasonably establish from time to time.

     2.  Delegation of Certain Administrative Duties.  CCM may delegate to
         -------------------------------------------
Conseco Services LLC, a limited liability company organized under the laws of the State of Indiana, or to another sub-administrator agreeable to the Fund, the performance of any or all of those duties set forth in Subparagraph 1.(c) herein. CCM shall be responsible to the Fund for the acts and omissions of any sub-administrator to the same extent as it is for its own acts and omissions.

CCM shall compensate any sub-administrator retained pursuant to this Agreement out of the fees it receives pursuant to Paragraph 7 below.

     3.  Independent Contractor Status; Services Not Exclusive.  CCM shall, for
         -----------------------------------------------------
all purposes herein, be deemed to be an independent contractor. The services to be rendered by CCM pursuant to the provisions of this Agreement are not to be deemed exclusive and CCM shall therefore be free to render similar or different services to others, provided that, its ability to render the services described herein shall not be impaired thereby.

     4.  Furnishing of Information.     (a) The Fund shall from time to time
         -------------------------
furnish or make available to CCM detailed statements of the investments and assets of the Fund, information pertaining to the investment objectives and needs of the Fund, financial reports, proxy statements, and such legal or other information as CCM may reasonably request in connection with the performance of its obligations hereunder.

         (b) CCM will furnish the Trustees with such periodic and special reports (including data on securities, economic conditions and other pertinent subjects) as the Trustees may reasonably request.

     5.  Fund Records.     In compliance with the requirements of Rule 31a-3
         ------------
under the 1940 Act, CCM agrees that all records which it maintains for the Fund shall be the property of the Fund and shall be surrendered promptly to the Fund upon request. CCM further agrees to preserve all such records for the periods prescribed by Rule 31a-2 under the 1940 Act. CCM agrees that it will maintain all records and accounts regarding the investment activities of the Fund in a confidential manner. All such accounts or records shall be made available within five (5) business days of request to the accountants or auditors of the Fund during regular business hours at CCM's offices. In addition, CCM will provide any materials reasonably related to the investment advisory services provided hereunder as may be reasonably requested in writing by the designated officers of the Fund or as may be required by any duly constituted authority.

     6.  Allocation of Costs and Expenses.  (a) CCM shall pay the costs of
         --------------------------------
rendering its services pursuant to the terms of this Agreement, other than the costs of securities (including brokerage commissions, if any) purchased by the Fund.

         (b) The Fund shall bear all expenses of its operation not specifically assumed by CCM. Expenses borne by the Fund shall include, but are not limited to, (i) organizational and offering expenses of the Fund and expenses incurred in connection with the issuance of shares of the Fund; (ii) fees of the Fund's custodian, transfer agent and accounting services agent; (iii) costs and expenses of pricing and calculating the net asset value per share for the Fund and of maintaining the books and records required by the 1940 Act; (iv) expenditures in connection with meetings of shareholders and Trustees, other than those called solely to accommodate CCM; (v) compensation and expenses of Trustees who are not interested persons of the Fund or CCM ("Disinterested Trustees"); (vi) the costs of any liability, uncollectible items of deposit and other insurance or fidelity bond; (vii) the cost of preparing, printing, and distributing prospectuses and statements of additional information, any supplements thereto, proxy statements, and reports for existing shareholders;
(viii) legal, auditing, and accounting fees; (ix) trade association dues; (x) filing fees and expenses of registering and maintaining registration of shares of the Fund under applicable federal and state securities laws; (xi) brokerage commissions; (xii) taxes and governmental fees; and (xiii) extraordinary and non-recurring expenses.

         (c) To the extent CCM incurs any costs which are an obligation of the Fund as set forth herein and to the extent such costs have been reasonably rendered, the Fund shall promptly reimburse CCM for such costs.

     7.  Investment Management and Administration Fees.  (a) As compensation for
         ---------------------------------------------
the advice and services rendered and the expenses assumed by CCM pursuant hereto, the Fund shall pay to CCM a monthly fee at the annual rate of 0.90% of the Fund's average weekly value of the total assets of the Fund minus the sum of accrued liabilities (other than the aggregate indebtedness constituting financial leverage).

         (b) The investment advisory fee shall be accrued weekly by the Fund and paid to CCM at the end of each calendar month.

         (c) In case this Agreement becomes effective or terminates before the end of any month, the investment advisory fee for that month shall be calculated on the basis of the number of business days during which it is in effect for that month.

     8.  Compliance with Applicable Law.  Nothing contained herein shall be
         ------------------------------
deemed to require the Fund to take any action contrary to (a) the Declaration of Trust of the Fund, (b) the By-laws of the Fund, or (c) any applicable statute or regulation. Nothing contained herein shall be deemed to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Fund.

     9.  Liability.  (a)  In the absence of willful misfeasance, bad faith or
         ---------
gross negligence on the part of CCM, or reckless disregard by CCM of its obligations or duties hereunder, CCM shall not be subject to liability to the Fund or its shareholders for any act or omission in the course of or in connection with rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         (b) No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or any director or officer of CCM, from liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence on the part of such person, or reckless disregard by such person of obligations or duties hereunder.

         (c) A copy of the Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees as Trustees and not individually. CCM acknowledges and agrees that the obligations of the Fund hereunder are not personally binding upon any of the Trustees or shareholders of the Fund but are binding only upon property of the Fund.

     10. Term of Agreement.     This Agreement shall become effective on the
         -----------------
date above written and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided. Thereafter, this Agreement shall continue in effect from year to year so long as such continuation is approved at least annually by (i) the Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the

Disinterested Trustees, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

     11. Termination.    This Agreement may be terminated at any time without
         -----------
payment of any penalty (a) by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon delivery of sixty (60) days' written notice to CCM, or (b) by CCM upon ninety (90) days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment.

     12. Amendment of Agreement.     This Agreement may only be modified or
         ----------------------
amended by mutual written agreement of the Parties hereto.

     13. No Waiver.     The waiver by any party of any breach of or default
         ---------
under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

     14. Use of Name.     In consideration of the execution of this Agreement,
         -----------
CCM hereby grants to the Fund the right to use the name "Conseco" as part of its name. The Fund agrees that in the event this Agreement is terminated, it shall immediately take such steps as are necessary to amend its name to remove the reference to "Conseco."

     15. Applicable Law.     This Agreement shall be governed by and construed
         --------------
in accordance with the laws of the State of Indiana, except insofar as the 1940 Act may be controlling.

     16. Definitions.     For purposes of application and operation of the
         -----------
provisions of this Agreement, the terms "majority of the outstanding voting securities," "interested persons," and "assignment" shall have the meaning as set forth in the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Severability.     The provisions of this Agreement shall be considered
         ------------
severable and if any provision of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

     18. Counterparts.     This Agreement may be executed in counterparts, each
         ------------
of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.



ATTEST:                             CONSECO STRATEGIC INCOME FUND



                                    By:
-----------------------------          ------------------------------------
Sarah L. Todd, Esq.                      Maxwell E. Bublitz
                                         President



ATTEST:                             CONSECO CAPITAL MANAGEMENT, INC.


                                    By:
---------------------------            ------------------------------------
Sarah L. Todd, Esq.                      Maxwell E. Bublitz
                                         President